May 30, 2000

SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, Northwest
Judiciary Plaza
Washington, D. C.  20549

Re:  United High Income Fund II, Inc.
     Files No. 811-4520 and 33-5648/CIK #793300

Dear Sir or Madam:

Pursuant to Section 30 of the Investment Company Act of 1940, we are transmitting under EDGAR the Semiannual Report to Shareholders of the above-referenced Fund for the period ended March 31, 2000.

If you require additional information, please feel free to contact the undersigned.

Yours truly,




/s/ Kristen A. Richards
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Kristen A. Richards
Vice President and Secretary